Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
11-18-2014

Security Type:
BND/CORP

Issuer
Penske Automotive Group, Inc. (2024)

Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, RBS Securities Inc., J.P.
Morgan Securities LLC, Wells Fargo
Securities, LLC, Fifth Third Securities,
Inc., PNC Capital Markets LLC, Santander
Investment Securities Inc., U.S. Bancorp
Investments, Inc.

Transaction Details
Date of Purchase
11-18-2014

Purchase Price/Share(per share / % of par)
$100.00

Total Commission, Spread or Profit
1.125%

1.Aggregate Principal Amount Purchased
(a+b)
$20,000,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$10,710,000

b.Other BlackRock Clients
$9,290,000

2.Aggregate Principal Amount of
Offering
$300,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06667

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X]U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
11-21-2014

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
11-21-2014

Global Syndicate Team Member